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                                  EXHIBIT 11.2
                   COMPUTATION OF DILUTED EARNINGS PER SHARE


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
                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                     ---------------------------
                                                                         1998            1997
                                                                     -----------     -----------
Shares:
Weighted average number of common shares outstanding - Basic           5,280,253       3,071,778
Additional shares assuming exercise of stock options and
warrants                                                                  71,715            --
                                                                     -----------     -----------
Weighted average shares outstanding - Diluted                          5,351,968       3,071,778
                                                                     ===========     ===========

Net income (loss) from continuing operations                         $   328,013     $  (350,749)
Loss from discontinued operations                                    $      --       $  (161,723)
                                                                     -----------     -----------
Net income (loss)                                                    $   328,013     $  (512,472)
                                                                     ===========     ===========

Diluted income (loss) per share from continuing operations           $      0.06     $     (0.12)
Diluted loss per share from discontinued operations                  $      --       $     (0.05)
                                                                     -----------     -----------
Diluted income (loss) per share                                      $      0.06     $     (0.17)
                                                                     ===========     ===========
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